Exhibit 99.1

ALLOS THERAPEUTICS ANNOUNCES $50 MILLION FINANCING

Westminster, Colo., March 3, 2005 – Allos Therapeutics, Inc. (NASDAQ: ALTH) announced today that it has entered into a definitive securities purchase agreement with Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (“Warburg Pincus”), for the sale of $50 million of exchangeable preferred stock, at a purchase price of $22.10 per share.  The purchase price represents a 7.5% discount to the 20-day trailing average closing price of the Company’s common stock on the Nasdaq National Market, calculated on an as-exchanged for common stock basis.  The closing, which is expected to occur tomorrow, March 4, 2005, is subject to certain customary closing conditions, including receipt of any necessary regulatory approvals.  In addition, at any time on or before March 8, 2005, the Company has the right to sell up to an additional $10 million of exchangeable preferred stock to not more than three institutional investors each owning more than four percent of the Company’s common stock, subject to certain limitations on the amount of exchangeable preferred stock each institutional investor is entitled to purchase.  Needham & Company, Inc. acted as the Company’s exclusive placement agent for the transaction.

The Company plans to use the proceeds from the financing to fund its ongoing research and development activities, including the ongoing pivotal Phase 3 trial of its lead product candidate, EFAPROXYNTM (efaproxiral), in patients with brain metastases from breast cancer (ENRICH), and for working capital and general corporate purposes. In conjunction with the financing, the Company also announced that Stewart Hen and Jonathan Leff, both Managing Directors of Warburg Pincus, will join the Company’s Board of Directors upon the closing of the financing.

“We welcome Warburg Pincus as a significant investor in Allos and to our Board of Directors”, said Michael E. Hart, President and CEO. “We believe the proceeds from this financing will provide the necessary resources to complete our ongoing ENRICH study and to advance our PDX and RH1 development programs.”

“We are very pleased to be joining with the Allos team to help advance the Company’s oncology programs,” said Jonathan Leff, Managing Director, Warburg Pincus.  “We believe that EFAPROXYN has the potential to meet a very significant unmet medical need.  With this substantial commitment of capital to the Company, we look forward to the continued development of this important product.”

Terms of the Financing

The exchangeable preferred stock will be issued under the Company’s shelf registration statement on Form S-3 (File No. 333-113353), declared effective by the Securities and Exchange Commission on April 21, 2004. Upon the approval of the Company’s stockholders on or before the fifteen-month anniversary of the closing date, each share of exchangeable preferred stock will be automatically exchanged for ten shares of the Company’s common stock.  The Company intends to seek stockholder approval of such exchange at its 2005 Annual Meeting of Stockholders, which is tentatively scheduled for May 2005.

If the exchangeable preferred stock remains outstanding, beginning on the first anniversary of the closing date, the exchangeable preferred stock will accrue dividends at the rate of 10% per annum, compounded quarterly.  Following the later of the fourth anniversary of the closing date or thirty days after public announcement of the results of the ENRICH trial, the Company and the holders of a majority of the outstanding shares of exchangeable preferred stock will each have the right to cause the Company to redeem the exchangeable preferred stock for cash in a per share amount equal to the greater of (i) the purchase price per share plus all accrued but unpaid dividends through the date of redemption and (ii) ten times the fair market value of a share of the Company’s common stock on the date of redemption (the “Redemption Price”).  In addition, upon any liquidation or change in control of the Company, the holders of exchangeable preferred stock will have the right to cause the Company to redeem the exchangeable preferred stock for cash in a per share amount equal to the Redemption Price, in the case of a liquidation, or the greater of (i) the purchase price per share plus all accrued but unpaid dividends and (ii) ten times the fair market value of the consideration received per share of common stock, in the case of a change in control.  The exchangeable preferred stock will generally have no voting rights, except as required by law and subject to the right of its holders to consent to any amendment of its terms.

In connection with the financing, Warburg Pincus will become subject to certain standstill agreements relating to the acquisition of additional equity securities of the Company, and certain voting agreements relating to the election or removal of the Company’s Board of Directors.  In addition, Warburg Pincus will be entitled to a right of first refusal with respect to certain future issuances of equity securities by the Company, and certain registration rights with respect to future sales of common stock of the Company held by Warburg Pincus.

This announcement is neither an offer to sell nor a solicitation of an offer to buy shares of the Company’s exchangeable preferred stock.  Further, this announcement is only a description of the terms of the exchangeable preferred stock and is not a solicitation of a proxy to approve the exchange of the exchangeable preferred stock for shares of common stock of the Company.  Information concerning the exchange will be included in a proxy statement to be furnished to the Company’s stockholders in connection with the 2005 Annual Meeting of Stockholders.

Conference Call

The Company will host a conference call to discuss the financing and review its 2004 financial results, which the Company announced separately, on Thursday, March 3, 2005, at 11 AM ET. The dial in number for U.S. residents to participate is 877-407-9210. International callers should dial +1-201-689-8049. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 2 PM ET on Thursday, March 3, 2005, until 11:59 PM ET on Thursday, March 10, 2005. To access the replay, please dial 877-660-6853 (domestic) or +1-201-612-7415 (international); Replay pass codes (both required for playback): account #: 286, conference ID #: 140780.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing innovative drugs for improving cancer treatments. The company’s lead clinical candidate, EFAPROXYN, is a synthetic small molecule that has the potential to sensitize hypoxic (oxygen deprived) tumor tissues and enhance the efficacy of standard radiation therapy. In addition, Allos is developing PDX (pralatrexate), a novel small molecule cytotoxic injectable antifolate (DHFR inhibitor) intended to treat non-small cell lung cancer and non-Hodgkin’s lymphoma, as well as RH1, a targeted cytotoxic prodrug under investigation in patients with advanced solid tumors. For more information, please visit the company’s web site at: www.allos.com.

About Warburg Pincus

Warburg Pincus is a global private equity firm and a leading investor in healthcare, biotechnology and specialty pharmaceuticals. Since 1971, Warburg Pincus has sponsored ten private equity investment funds with committed capital in excess of $19 billion. The firm is currently investing its eighth global fund, Warburg Pincus Private Equity VIII, which had a final closing in 2002 at $5.3 billion. Warburg Pincus has invested more than $1.2 billion in the biotechnology industry and helped to build more than 40 biotechnology and biopharmaceutical companies spanning a broad range of technologies and stages of development. For more information, please visit www.warburgpincus.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the anticipated date of closing of the financing, the potential to complete our ongoing ENRICH study with the proceeds of the financing, the potential safety and efficacy of EFAPROXYN, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: the risk that the closing of the financing may be delayed or may not occur due to the failure to timely satisfy one or more conditions to closing; the risk that additional capital may be required in the future to complete the ENRICH trial; and the risk that EFAPROXYN may not prove to be safe or efficacious.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman

Manager, Corporate Communications

Allos Therapeutics

720-540-5227

jneiman@allos.com